UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 11, 2009
DEVELOPERS DIVERSIFIED REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-11690	34-1723097

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 755-5500
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On February 23, 2009, Developers Diversified Realty Corporation (the “Company”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Mr. Alexander Otto (the “Investor”) to issue and sell 30,000,000 common shares and to grant warrants to purchase 10,000,000 common shares to the Investor and certain members of his family.
     Under the terms of the Stock Purchase Agreement, the completion of the transactions contemplated thereunder depends upon the satisfaction or waiver of certain conditions, including the entry by the Company or its wholly-owned subsidiaries into one or more term loans that provide for aggregate debt financing that is at least $60.0 million (the “Secured Term Loan”). An affiliate of the Investor (the “Affiliate”) has provided a non-binding commitment to the Company to provide a five-year secured term loan in the principal amount of $60.0 million that would satisfy the Company’s condition to obtain the Secured Term Loan, although the Company is not required to obtain the Secured Term Loan from the Affiliate.
     On March 11, 2009, three wholly-owned subsidiaries of the Company, as borrowers (collectively, the “Borrowers”), the Company, as guarantor, and the Affiliate, as lender, entered into a Bridge Loan Agreement (the “Bridge Loan Agreement”) pursuant to which the Lender agreed to lend the Borrower $60.0 million (the “Bridge Loan”). The Borrowers’ obligations under the Bridge Loan are secured by the real estate properties owned by the Borrowers. The Bridge Loan bears interest at a rate of 10.0% per annum.
     The Borrowers and the Company provided customary representations and warranties in the Bridge Loan Agreement. Additionally, the Bridge Loan Agreement contains customary covenants and events of default.
     The Bridge Loan matures upon the earliest to occur of (i) the first closing of the transactions contemplated under the Stock Purchase Agreement, (ii) the date that is 90 days after the termination of the Stock Purchase Agreement pursuant to Article 10 thereof and (iii) September 15, 2009. If the transactions contemplated under the Stock Purchase Agreement are consummated, the Borrowers will repay all obligations under the Bridge Loan with the proceeds from the Secured Term Loan. There can be no assurance, however, that the Company will be able to satisfy all of the requisite conditions to the consummation of the transactions contemplated by the Stock Purchase Agreement and, accordingly, the Borrowers may need to find an alternative source of financing to repay the Bridge Loan if the transactions contemplated by the Stock Purchase Agreement are not consummated.
     The Affiliate will be entitled to receive either (i) an exit fee equal to 2% of the aggregate principal amount of the Bridge Loan, which amount is payable upon the maturity of the Bridge Loan or other prepayment thereof, if the Company does not obtain the Secured Term Loan from the Affiliate, or (ii) a fee equal to 2% of the aggregate principal amount of the Secured Term Loan if the Company does obtain the Secured Term Loan from the Affiliate.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
By:	/s/ Joan U. Allgood
Joan U. Allgood
Executive Vice President — Corporate Transactions and Governance

Date: March 11, 2009